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                                                                   Exhibit 10.32

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                          CREDIT ENHANCEMENT AGREEMENT
                                    between
                              CITY OF BATH, MAINE
                                      and
                          BATH IRON WORKS CORPORATION

                         Dated as of September 19, 1997








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                               TABLE OF CONTENTS

ARTICLE I ............................................................     1
     Section 1.1. Definitions ........................................     1
     Section 1.2. Interpretation and Construction ....................     4
     Section 1.3. Development Program ................................     5
     Section 1.4. Completion .........................................     5
     Section 1.5. City Costs .........................................     5
     Section 1.6. Agreement Controls .................................     6

ARTICLE II ...........................................................     6
     Section 2.1. Creation of Development Program Fund ...............     6
     Section 2.2. Liens ..............................................     6
     Section 2.3. Deposits into Development Program Fund .............     6
     Section 2.4. Monies Held in Trust ...............................     6

ARTICLE III ..........................................................     7
     Section 3.1. Credit Enhancement Payments ........................     9
     Section 3.2. Failure to Make Payment ............................     9
     Section 3.3. Manner of Payments .................................     9
     Section 3.4. Obligations Unconditional ..........................     9
     Section 3.5. Limited Obligation .................................    10
     Section 3.6. Calculation of Retained Tax Increment ..............    10
     Section 3.7. Revaluation ........................................    10

ARTICLE IV ...........................................................    10
     Section 4.1. Pledge of Project Cost Account .....................    10
     Section 4.2. Perfection of Interest .............................    11
     Section 4.3. Further Instruments ................................    11
     Section 4.4. No Disposition of Developer Subaccount .............    11
     Section 4.5. Access to Books and Records ........................    11

ARTICLE V ............................................................    11
     Section 5.1. Events of Default ..................................    11
     Section 5.2. Remedies on Default ................................    12
     Section 5.3. Remedies Cumulative ................................    12

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
     Section 5.4.  Agreement to Pay Attorneys' Fees and Expenses.....  13
     Section 5.5.  Tax Laws..........................................  13

ARTICLE VI...........................................................  13
     Section 6.1.  Effective Date and Term...........................  13
     Section 6.2.  Cancellation and Expiration of Term...............  13

ARTICLE VII..........................................................  13
     Section 7.1.  Consent to Pledge and/or Assignment...............  13
     Section 7.2.  Pledge, Assignment or Security Interest...........  14
     Section 7.3.  Assignment........................................  14

ARTICLE VIII.........................................................  14
     Section 8.1.  Successors........................................  14
     Section 8.2.  Parties in Interest...............................  14
     Section 8.3.  Severability......................................  14
     Section 8.4.  No Personal Liability of Officials of the City....  14
     Section 8.5.  Counterparts......................................  14
     Section 8.6.  Governing Law.....................................  15
     Section 8.7.  Notices...........................................  15
     Section 8.8.  Amendments........................................  15
     Section 8.9.  Net Agreement.....................................  15
     Section 8.10. Benefit of Assignee or Pledges....................  15
     Section 8.11. Integration.......................................  15
     Section 8.12. Disputes..........................................  15
     Section 8.13. Arbitration.......................................  16




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     THIS CREDIT ENHANCEMENT AGREEMENT dated as of Sept. 19, 1997, between the
City of Bath, Maine (the "City"), a municipal body corporate and politic and a political subdivision of the State of Maine, and Bath Iron Works Corporation (the "Developer"), a Maine corporation with a place of business in Bath, Maine,

                                WITNESSETH THAT

     WHEREAS, the City designated The Bath Iron Works Municipal Development and Tax Increment Financing District #1 and The Bath Iron Works Municipal Development and Tax Increment Financing District #2 (the "Districts") pursuant to Chapter 207 of Title 30-A of the Maine Revised Statutes, as amended, by action of the City Council at a City Council Meeting held on April 8, 1997 (the "Vote") and pursuant to the same Vote adopted a development program and financial plan for the Districts (the "Development Program"); and

     WHEREAS, the Maine Department of Economic and Community Development has reviewed and accepted the District and the Development Program effective April
   , 1997; and

     WHEREAS, the Development Program contemplates the execution and delivery of a credit enhancement agreement between the City and the Developer; and

     WHEREAS, the City and the Developer desire and intend that this Credit Enhancement Agreement be and constitute the credit enhancement agreement contemplated by and described in the Development Program;

     NOW, THEREFORE, in consideration of the foregoing and in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

                                   ARTICLE I
                          DEFINITIONS: INTERPRETATIONS

     SECTION 1.1. DEFINITIONS. The terms defined in this Article I shall, for all purposes of this Agreement, have the meanings herein specified, unless the context clearly requires otherwise:

     "Agreement" shall mean this Credit Enhancement Agreement between the City and the Developer.

     "Captured Assessed Value" shall mean the valuation amount by which the then current assessed value of the Districts exceeds the Original Assessed Value of the Districts.

     "City" means the City of Bath, Maine, a municipality duly organized and existing under the laws of the State of Maine.

     "City Share" means (a) all of the Retained Tax Increment Revenues other than the Developer Share thereof plus (b) all interest and earnings on all of the Retained Tax Increment Revenues, except as provided in Section 3.1(e) hereof.


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     "Developer" means Bath Iron Works Corporation, a Maine corporation with a place of business in Bath, Maine.

     "Development Program" means the development program for the District as adopted by the Bath City Council at a Meeting held on April 8, 1997.

     "Development Program Fund" means the development program fund described in the Financial Plan section of the Development Program and established and maintained pursuant to Article II hereof.

     "Developer Share" means (a) 100% of the Real Property Increment with respect to the Land Level Facility and 50% of the Real Property Increment with respect to the Existing Facility and 50% of the Personal Property Increment with respect to the Land Level Facility and 50% of the Personal Property Increment with respect to the Existing Facility, for each of the twenty-five years of the term of this Agreement (commencing with the year 1999 Tax Year) of the Retained Tax Increment Revenues, provided, however, that such percentages shall be reduced to the following amounts at such time that the aggregate amount of payments by the City to the Developer during the term of this Agreement and pursuant to this Agreement equal $85,000,000; 100% of the Real Property Increment with respect to the Land Level Facility with respect to assessed value equal to the assessed value of Land Level Facility (District #1) real property as of April 1, 2002; 35% of the Real Property Increment with respect to the Land Level Facility with respect to assessed value of real property in excess of the assessed value of Land Level Facility (District #1) real property as of April 1, 2002; 35% of the Personal Property Increment with respect to the Land Level Facility; 35% of the Real Property Increment with respect to the Existing Facility; and 35% of the Personal Property Increment with respect to the Existing Facility.

     In the event that the Tax Shift Formulas are changed and as a result the City's Tax Shift amount is decreased by reason of inclusion in the City's valuation for purposes of the Tax Shift Formulas of any portion of the Captured Assessed Value with respect to which the Developer's Share is determined hereunder, then, commencing with the later of (a) the 2009 Fiscal Year or (b) the Fiscal Year in which the Tax Shift Formulas are changed, the Developer Share shall be reduced by an amount equal to 50% of the difference, calculated solely with respect to the Developer Share of the Retained Tax Increment, between (a) the Tax Shift as determined using the method set forth in the current Tax Shift Formulas and (b) the Tax Shift as properly determined using the then effective State laws relating to state aid to education, revenue sharing and county tax; any reduction under this paragraph shall be calculated annually and applied to reduce the payments of the Developer Share on the next scheduled payment date herein following such calculation.

     A change in the Tax Shift resulting other than from including Captured Assessed Value in the City's valuation shall not result in a reduction of the Developer's Share.

     Anything in this Agreement to the contrary notwithstanding, for purposes of calculating the Developer's Share, the platform for the Land Level Transfer System (the concrete pad, filled





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land and pilings supporting the structures thereon) shall be included within the real property increment of the Land Level Facility.

     "District(s)" means the Bath Iron Works Corporation Municipal Development and Tax Increment Financing District #1 ("District #1") and The Bath Iron Works Municipal Development and Tax Increment Financing District #2 ("District #2") designated by the City pursuant to Chapter 207 of Title 30-A of the Maine Revised Statutes, as amended, by vote at City Council Meeting held on April 8, 1997, which Districts shall include the Existing Facility and the Land Level Facility.

     "Effective Date" means Sept. 19, 1997.

     "Existing Facility" means the Property consisting of the existing shipbuilding facility of the Developer, located on the parcel shown on Tax Map 27 as Parcel 142 within District #2, including all land, buildings, and all personal property located on such parcel as of April 1 each year subject to City ad valorem taxes together with all improvements or additions thereto within the existing geographic boundaries of such facility, all as currently depicted on Exhibit A hereto.

     "Financial Plan" means the financial plan described in the "Financial Plan" Section of the Development Program.

     "Fiscal Year" means July 1 to June 30 of each year or such other fiscal year as the City may from time to time establish; for purposes of this Agreement, the Fiscal Year 1999 means the Fiscal Year commencing July 1, 1999 and ending June 30, 2000 and the Fiscal Year 2023 means the Fiscal Year commencing July 1, 2023 and ending June 30, 2024.

     "Land Level Facility" means the land level facility to be constructed in District #1 by the Developer adjacent to the Existing Facility, together with all land, buildings, personal property located on such adjacent land as of April 1 of each year subject to City ad valorem taxes together with all improvements or additions thereto as depicted on Exhibit B hereto.

     "Original Assessed Value" means $128,011,800, the assessed value of the Districts as of March 31, 1997 as the same may be adjusted from time to time in accordance with Section 3.7 hereof.

     "Personal Property Increment" means that portion of the Tax Increment attributable to increases in personal property valuations with respect to personal property located in the Districts.

     "Project" means the design, planning, development, acquisition, construction and operation of the Land Level Facility and other Bath Iron Works Corporation improvements within the Districts as described in the Development Program.

     "Project Cost Account" means the project cost account described in the Financial Plan Section of the Development Program consisting of the City Subaccount and the Developer


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Subaccount and established and maintained pursuant to Article II hereof and to provisions of 30-A M.R.S.A. Section 5254(3)(A)(2).

     "Project Costs" means "project costs" as defined in 30-A M.R.S.A.
Section 5152(8).

     "Property" means all real property and all personal property now or hereafter located in the Districts.

     "Property Taxes" means any and all ad valorem property taxes levied, charged or assessed against real or personal property in the Districts by the City, or on its behalf.

     "Real Property Increment" means that portion of the Tax Increment attributable to increases in real estate valuations with respect to real estate located in the Districts.

     "Retained Tax Increment Revenues" means that portion of the Tax Increment to be retained by the City and deposited into the Development Program Fund pursuant to the terms of the Development Program and this Agreement.

     "Tax Increment" means the real and personal property taxes exclusive of any state, country or special district tax, assessed by the City on the captured assessed value of property within the Districts, which Tax Increment shall consist of the Real Property Increment and the Personal Property Increment.

     "Tax Payment Date" means the date(s) on which property taxes levied by the City are due and payable from owners of property located within the City.

     "Tax Shift" means the decrease in county tax payable by the City and the increases in State aid for education and revenue sharing in all three cases resulting from the exclusion of Captured Assessed Value from the City's valuation in calculating such amounts of county tax, State aid to education and revenue sharing under the current Tax Shift Formulas.

     "Tax Shift Formulas" mean the formulas currently utilized by the State of Maine in calculating (a) the county tax payable in accordance with 30-A M.R.S.A.
Section 706 and 36 M.R.S.A. Sections 305(1), 381; (b) the municipal revenue sharing distribution of the Local Government Fund in accordance with 30-A M.R.S.A. Section 5681; and (c) State aid to education, including aid for total operating costs, total program cost allocation (taking into account the maximum local share or circuit breaker) and total debt service cost allocation (taking into account the maximum local share or circuit breaker), all as computed in accordance with Maine Department of Education Form ED 261.

     SECTION 1.2. INTERPRETATION AND CONSTRUCTION. In this Agreement, unless the context otherwise requires:

     a) The terms "hereby," "hereof," "hereto," "herein," "hereunder" and any similar terms, as used in this Agreement, refer to this Agreement, and the term "hereafter" means after, and the term "heretofore" means before, the date of delivery of this Agreement.



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          (b) Words importing a particular gender mean and include correlative words of every other gender and words importing the singular number mean and include the plural number and vice versa.

          (c) Words importing persons mean and include firms, associations, partnerships (including limited partnerships), trusts, corporations and other legal entities, including public or governmental bodies, as well as any natural persons.

          (d) Any headings preceding the texts of the several Articles and Sections of this Agreement, and any table of contents or marginal notes appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

          (e) Except as otherwise provided herein, all approvals, consents and acceptances required to be given or made pursuant to this Agreement by any signatory hereto shall not be withheld unreasonably, provided, that this paragraph shall not apply to approvals, consents and acceptances under applicable laws, ordinances and codes, including, without limitation, land use ordinances.

          (f) All notices to be given hereunder shall be given in writing and, unless a certain number of days is specified, within a reasonable time.

          (g) If any clause, provision or Section of this Agreement shall be ruled invalid by any court of competent jurisdiction, the invalidity of such clause, provision or Section shall not affect any of the remaining provisions hereof except as otherwise provided in Section 3.4 hereof.

     SECTION 1.3. DEVELOPMENT PROGRAM. Neither this Agreement nor the Development Program obligate the Developer to construct the Land Level Facility or to make any other improvements to its facility.

     SECTION 1.4. COMPLETION. The Developer shall have completed as much of the Development Program as will qualify for financial assistance hereunder within five (5) years after the Effective Date. If none of the Development Program is completed within five (5) years after the Effective Date, then this Agreement (except Section 1.5 pertaining to costs) and the District shall terminate at the end of five (5) years after the Effective Date. Notwithstanding any other provision hereof, no payments shall be made or be payable by the City to the Developer under this Agreement unless such payments are used to pay or reimburse the Developer for Project Costs incurred within five (5) years of the Effective Date pursuant to proper documentation thereof provided by the Developer pursuant to Section 3.1(d) hereof.

     SECTION 1.5. CITY COSTS. The Developer shall pay or reimburse the City for all reasonable fees, expenses and other charges of the City and its consultants, including the City's attorneys, accountants and overtime of the City's appraiser, tax assessor and other City staff, in connection with the review, negotiation, approval, execution, administration, enforcement and

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carrying out of this Agreement and the review, negotiation, approval, administration, enforcement and carrying out of the Development Program. Notwithstanding any of the provision of this Agreement, this section shall survive any termination of this Agreement.

     SECTION 1.6. AGREEMENT CONTROLS. In the event of any inconsistency between this Agreement and the Development Program, the terms and provisions of this Agreement shall take precedence, to the extent permitted by law, over the inconsistent provisions of the Development Program.

                                   ARTICLE II
                 PROJECT COST ACCOUNT AND FUNDING REQUIREMENTS

     SECTION 2.1. CREATION OF DEVELOPMENT PROGRAM FUND. The City hereby confirms the creation and establishment of a segregated fund in the name of the City designated as the "Bath Iron Works Corporation Municipal Development Tax Increment Financing District Program Fund" (the "Development Program Fund") pursuant to, and in accordance with the terms and conditions of, the Development Program. The Development Program Fund shall consist of the Project Cost Account. The Project Cost Account shall consist of the City Subaccount and the Developer Subaccount.

     SECTION 2.2 LIENS. The City shall not create any liens, encumbrances or other interests of any nature whatsoever, nor shall it hypothecate the Developer Subaccount of the Project Cost Account of the Development Program Fund or any funds therein or revenues resulting from investment of funds therein, other than the interest of the Developer granted under this Agreement in and to the amounts on deposit in the Developer Subaccount, provided, however, nothing herein shall prohibit creation of real and personal property tax liens on the Developer's property in accordance with, and entitled to the priority provided under, Maine law.

     SECTION 2.3. DEPOSITS INTO DEVELOPMENT PROGRAM FUND. The City shall deposit into the Developer Subaccount of the Project Cost Account within fifteen (15) days after the City's receipt thereof, an amount equal to the Developer Share of the Retained Tax Increment Revenues for the period to which the payment relates. All amounts deposited in or transferred to the Developer Subaccount of the Project Cost Account shall be paid to the Developer in accordance with Article III of this Agreement. All interest and earnings on the Retained Tax Increment Revenues prior to and after deposit thereof into the Project Cost Account shall be the sole property of the City and shall be free and clear of any interest of the Developer under this Agreement.

     SECTION 2.4. MONIES HELD IN TRUST. Except as otherwise permitted in this Agreement, all monies required to be deposited with or paid into the Developer Subaccount of the Project Cost Account to fund payments to Developer under the provisions hereof and the provisions of the Development Program, shall be held by the City, in trust, for the benefit of the Developer in accordance with the provisions of this Agreement.

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     All funds in the City Subaccount of the Project Cost Account shall be the sole and exclusive property of the City and shall not be subject in any way to the terms or provisions of this Agreement.

                                  ARTICLE III
                              PAYMENT OBLIGATIONS

     SECTION 3.1. CREDIT ENHANCEMENT PAYMENTS. (a) The City shall retain and deposit, within fifteen (15) days following each Tax Payment Date or the date payment is actually received by the City with respect to Property in the Districts, whichever is later, in the Developer Subaccount of the Project Cost Account, the Developer Share of the Tax Increment in each year commencing with the City's Fiscal Year 1999 and continuing thereafter through and including the Fiscal Year 2023.

     Notwithstanding the foregoing, if at any time the assessed value of the Existing Facility is less than the Original Assessed Value, then the amount payable with respect to the Land Level Facility shall be reduced by an amount equal to the difference between the Property Taxes that would be then payable on an amount equal to Original Assessed Value and the Property Taxes payable on the then assessed value of the Existing Facility.

     (b) Subject to the provisions of this Agreement, the City agrees to pay Developer, within fifteen (15) days following each Tax Payment Date or the date payment is actually received by the City, whichever is later, the Developer Share of the Retained Tax Increment Revenues resulting from the Property Tax payments due on such Tax Payment Date and actually received by the City with respect to Property in the Districts.

     (c) If, with respect to any Tax Payment Date, Developer fails to pay any portion of the Property Taxes assessed by the City, because of a valuation dispute or otherwise, the property taxes actually paid by Developer with respect to such Tax Payment Date shall, first, be applied to taxes due on account of Original Assessed Value and, second, shall constitute Retained Tax Increment Revenues.

     (d) The Developer agrees that all payments made will be used and applied to either pay debt service on indebtedness incurred to finance "Project Costs" as that term is defined under Act and described in the Development Program or used to pay directly, amortize or reimburse Developer for payment of, qualified Project Costs. The City shall be required to make payments under this Agreement only upon receipt of satisfactory documentation that the amounts are being paid for Project Costs pursuant to Section 1.4 hereof, which documentation shall be in the form of properly completed certificates, executed by the Developer in the form attached hereto as Exhibit A.

     In addition, notwithstanding any other provisions of this Agreement, including, without limitation, the provisions of Section 3.1(a)-(b), the City shall not be obligated to make any payments to the Developer unless the Developer provides such documentation evidencing that Developer has incurred Project Costs after the date of this Agreement equal to or greater than $65,000,000 by December 31, 1999 and $120,000,000 by December 31, 2000 relating to

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construction and equipping of the Land Level Facility and/or the Existing
Facility. Developer shall repay to City any payments made hereunder if Developer fails to meet its obligation set forth above.

     (e) The Developer (and its successors and assigns, as owners of property in the District) shall pay to the City, when due, all Property Taxes and assessments with respect to property of the Developer in the City of Bath. If such Property Taxes and assessments are not paid when due, the City may withhold and suspend all payments under this Agreement until such Property Taxes and assessments and all interest thereon and other costs relating thereto are paid in full. In addition, if the Developer institutes any tax abatement proceeding with respect to any Property in the District, the City may withhold and suspend all payments of the Developer Share of the Tax Increment with respect to the items of Property subject to the abatement proceeding, and shall deposit the withheld amount into a separate interest bearing escrow account. Upon final action and completion of such abatement proceeding, the proper amount (based on the results of the abatement proceedings plus an allocable share of the interest accrued thereon) held in escrow account shall be paid to the Developer.

     (f) Developer covenants and agrees that (i) in the event any part of the Property now or hereafter located in the District should be valued at less than its full value or is now exempt from payment of Property Tax for any reason or for any reason hereafter becomes exempt from payment of Property Tax, including, but not limited to, any portion of the Land Level Facility being located on submerged land or if any of the Property is now or hereafter leased by Developer from any person or entity including, without limitation, any submerged or intertidal lands lease from the State of Maine and any lease from any private land owner or (ii) in the event that title to any property in the District is hereafter transferred to any entity exempt from the payment of Property Taxes, including, without limitation, the State of Maine or any agency or authority thereof, or (iii) in the event that any submerged lands lease expires or is transferred to another party, then Developer, its successors and assigns, as owner, lessee or user of real estate in the District and as a covenant running with the land shall be obligated to pay to the City each year during and after the expiration or termination of this Agreement, an amount equal to (a) 100% of the Property Taxes that would be assessed by the City on such Property, as if and under the assumption that all such Property were fully taxable and owned in fee by Developer and not exempt from Property Taxes less
(b) solely during the twenty-five (25) year term of this Agreement, the portion of the amounts described in the preceding clause (a) that would have been payable to the Developer, or its successors and assigns, under Section 3.1(a) if such Property were taxable. The covenants in this paragraph shall survive expiration or termination of this Agreement. Notwithstanding the foregoing, the provisions of this paragraph 3.1(f) shall not apply to property taken by eminent domain or conveyed to any governmental entity under a bona fide threat of condemnation, except for such period of time, if any, as Developer, its successors or assigns, continues to operate any business on the Property following such condemnation or deed in lieu of condemnation.

     (g) Developer agrees that for purposes of this Agreement and for purposes of the assessment of Property Tax, the following shall constitute personal property: (a) dry docks (but excluding landing grids consisting of the large cement blocks located under the dry dock area); (b) cranes; (c) rail systems for cranes and ships; (d) portable staging and welding equipment; (e)



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personnel lifts; (f) modular or mobile equipment and work stations; (g) support equipment; (h) outfit support terminals; (i) ship transfer systems; (j) process piping; (k) manufacturing process wiring; (l) fire suppression systems; (m) fender bumper systems; and (n) all property that is personal property under applicable law.

     When an issue arises as to whether an item is considered real or personal property, the determining factor is whether the item in question primarily supports the manufacturing process, in which case it shall be considered personal property, or supports a building or structure or constitutes an improvement to the land, in which case it shall be considered real property.

     SECTION 3.2 FAILURE TO MAKE PAYMENT. In the event the City should fail to, or be unable to, make any of the payments required under the foregoing provisions of this Article III, the item or installment so unpaid shall continue as a limited obligation of the City, under the terms and conditions hereinafter set forth, until the amount unpaid shall have been fully paid. Developer shall be entitled to initiate an action against the City to specifically enforce its obligations hereunder, including without limitation the city's obligation to establish and maintain the Development Program Fund, deposit all Retained Tax Increment Revenues into the Developer Subaccount of the Project Cost Account established thereunder and make required payments to Developer.

     SECTION 3.3  MANNER OF PAYMENTS.  The payments provided for in this
Article III shall be paid directly to the Developer in the manner provided hereinabove for its own use and benefit by check drawn on the City.

     SECTION 3.4 OBLIGATIONS UNCONDITIONAL. Except as otherwise provided in this Agreement or as required by applicable law, the obligations of the City to make the payments described in this Agreement in accordance with the terms hereof shall be absolute and unconditional, and the City shall not suspend or discontinue any payment hereunder or terminate this Agreement for any cause, irrespective of any defense or any rights of setoff, recoupment or counterclaim it might otherwise have against the Developer, other than by reason of and to the extent provided in a final judgment by a court of competent jurisdiction.

     Notwithstanding the foregoing, the City reserves the right to terminate this Agreement upon receipt of a final judgment by a court of competent jurisdiction to the effect that this Agreement or the Development Program (or the designation of the Districts) adopted in connection herewith or any payment made thereunder or hereunder is or would be illegal or invalid or not properly authorized. Such termination shall not, however, affect the Developer's obligation to defend and indemnify the City, which obligations shall survive any such termination. In addition, the City may setoff any amount found by the court of competent jurisdiction to be due to the City from the Developer or from the owner of any property in the District.

     The Developer agrees to defend, indemnify, pay, reimburse and hold the City, its councilors, officers, agents and employees, harmless from any and all claims, suits, liabilities, actions, proceedings and expenses, including, without limitation, attorneys fees and expenses and accountant's fees and expenses, arising out of this Agreement, the Development Program or any


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claim of illegality or invalidity of this Agreement or the Development Program or the City's approval of the District, this Agreement or the Development Program or out of the City's preparation and participation in this Agreement or the Development Program.

     SECTION 3.5. LIMITED OBLIGATION. The City's obligations under this Agreement, including the City's obligations of payment hereunder shall be limited obligations of the City payable solely from the Developer Share of the Retained Tax Increment Revenues actually paid by the Developer and/or other taxpayers with respect to Property in the Districts and actually received by the City and pledged therefor under this Agreement. The City's obligations hereunder shall not constitute a general debt or a general obligation or charge against or pledge of the faith and credit or taxing power of the City, the State of Maine, or of any municipality or political subdivision thereof, but shall be payable solely from such Developer Share of the Retained Tax Increment Revenues actually paid by the Developer and/or other taxpayers with respect to Property in the Districts and actually received by the City. This Agreement shall not directly or indirectly or contingently obligate the City, the State of Maine, or any other municipality or political subdivision to levy or to pledge any form of taxation whatever therefor or to make any appropriation for their payment, excepting the pledge of the Developer Share of the Retained Tax Increment Revenues established under this Agreement.

     SECTION 3.6. CALCULATION OF RETAINED TAX INCREMENT. The City and the Developer shall maintain records which are adequate to calculate the Retained Tax Increment, the Developer Share and the City Share and shall cooperate with each other in making such calculations. Annually, within 30 days of mailing of the City's tax bill, the City shall calculate and submit to Developer its calculations of the amount of Retained Tax Increment and the Developer Share and City Share thereof for that year. If the Developer does not object to such calculations within 30 days of receipt thereof, the calculations shall be final and binding on all parties. If there is a dispute as to the calculations and the parties are unable to agree, the dispute shall be determined in the manner provided in Section 8.13 hereof.

     SECTION 3.7. REVALUATION. In the event there is a City-wide revaluation of taxable property within the City, the Original Assessed Value shall be increased in proportion to the City-wide increase in property values resulting from such revaluation.

                                   ARTICLE IV
                          PLEDGE AND SECURITY INTEREST

     SECTION 4.1. PLEDGE OF PROJECT COST ACCOUNT. In consideration of this Agreement and other valuable consideration and for the purpose of securing payment of the amounts provided for hereunder to the Developer by the City, according to the terms and conditions contained herein, and in order to secure the performance and observance of all of the City's covenants and agreements contained herein, the City does hereby grant a security interest in and pledge to the Developer the Developer Subaccount and all sums of money and other securities and investments therein. This pledge and the provisions of Section
2.4 hereof shall not apply to any interest and earnings on the Project Cost Account, including the Developer Subaccount thereof, all of which shall be the absolute property of the City, free and clear of any interest of the Developer.

     SECTION 4.2. PERFECTION OF INTEREST. The City shall cooperate with the Developer in causing appropriate financing statements and continuation statements naming the Developer as pledgee of all such amounts from time to time on deposit in the Developer Subaccount of the Project Cost Account to be duly filed and recorded in the appropriate state offices as required by and permitted under the provisions of the Maine Uniform Commercial Code or other similar law as adopted in the State of Maine and any other applicable jurisdiction, as from time to time amended, in order to perfect and maintain the security interests created hereunder. To the extent reasonably deemed necessary by the Developer, the City will at such time and from time to time as requested by Developer establish the Developer Subaccount of the Project Cost Account Fund described in
Section 2.3(b)(i) hereof as a segregated fund under the control of an escrow agent, trustee or other fiduciary so as to perfect Developer's interest therein on terms reasonably satisfactory to the City.

     SECTION 4.3 FURTHER INSTRUMENTS. The City shall, upon the reasonable request of the Developer, from time to time execute and deliver such further instruments and take such further action as may be reasonable and as may be required to carry out the provisions of this Agreement; provided, however, that no such instruments or actions shall pledge the credit of the City or require any payment or expense by the City (unless paid by Developer) or discharge either party or change any provision of this Agreement.

     SECTION 4.4 NO DISPOSITION OF DEVELOPER SUBACCOUNT. Except as permitted hereunder, the City shall not sell, lease, pledge, assign or otherwise dispose, encumber or hypothecate any interest in the Developer Subaccount of the Project Cost Account and will promptly pay or cause to be discharged or make adequate provision to discharge any lien, charge or encumbrance on any part thereof not permitted hereby.

     SECTION 4.5 ACCESS TO BOOKS AND RECORDS. All books, records and documents in the possession of the City relating to the District, the Development Program, the Agreement and the monies, revenues and receipts on deposit or required to be deposited into the Development Program Fund and the Developer Subaccount of the Project Cost Account shall at all reasonable times be open to inspection by the Developer, its agents and employees. All books, records and documents of the Developer reasonably necessary to the verification of Project Costs shall at all reasonable times be open to inspection by the City, its agents and employees, provided, however, that any information reasonably designated by Developer as proprietary shall be inspected in a manner so as to preserve the confidential nature of such information.

                                   ARTICLE V
                             DEFAULTS AND REMEDIES

     SECTION 5.1. EVENTS OF DEFAULT. Each of the following events shall constitute and be referred to in this Agreement as an "Event of Default":

          (a) Any failure by the City or the Developer to pay any amounts due hereunder when the same shall become due and payable;


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
          (b) Any failure by the City to make deposits into the Developer Subaccount of the Project Cost Account as and when due;

          (c) Any failure by the City or the Developer to observe and perform in all material respects any covenant, condition, agreement or provision contained herein on the part of the City or Developer to be observed or performed, which failure is not cured within thirty (30) days following written notice thereof; provided, however, that this subsection (c) shall not be construed to include Developer's failure to pay property taxes for any reason as an Event of Default hereunder;

          (d) If a decree or order of a court or agency or supervisory authority having jurisdiction in the premises of the appointment of a conservator or receiver or liquidator of, any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of the City's or Developer's affairs shall have been entered against the City or the Developer, the City or the Developer shall have consented to the appointment of a conservator or receiver or liquidator in any such proceedings of or relating to the City or the Developer or of or relating to all or substantially all of its property, including without limitation the filing of a voluntary petition in bankruptcy by the City or the Developer or the failure by the City or the Developer to have an involuntary petition in bankruptcy dismissed within a period of 90 consecutive days following its filing or in the event an order for release has been entered under the Bankruptcy Code with respect to the City or the Developer.

     SECTION 5.2. REMEDIES ON DEFAULT. Whenever any Event of Default described in Section 5.1 hereof shall have occurred and be continuing, the nondefaulting party may take any one or more of the following remedial steps following any applicable cure period:

          (a) The nondefaulting party may take whatever action at law in at equity as may appear necessary or desirable to collect the amount then due and thereafter to become due, to specifically enforce the performance or observance of any obligations, agreements or covenants of the nondefaulting party under this Agreement and any documents, instruments and agreements contemplated hereby or to enforce any rights or remedies available hereunder or under applicable law; and

          (b) The Developer shall also have the right to exercise any rights or remedies available to a secured party under the laws of the State of Maine.

     SECTION 5.3 REMEDIES CUMULATIVE. No remedy herein conferred upon or reserved to any party is intended to be exclusive of any other available remedy or remedies but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law, in equity or by statute. Delay or omission to exercise any right or power accruing upon any Events of Default to insist upon the strict performance of any of the covenants and agreements herein set forth or to exercise any rights or remedies upon the occurrence of an Event of Default shall not impair any such right or power or be considered or taken as a waiver or relinquishment for the future of the right to insist upon and to enforce, from time to time and as often as may be deemed expedient, by injunction or other appropriate legal or equitable remedy, strict compliance by the parties hereto with all of the covenants and conditions hereof, or of the rights to exercise any such rights or remedies, if such Events of Default be continued or repeated.

     SECTION 5.4. AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. Subject to the provisions of this Agreement, in the event the City or the Developer should default under any of the provisions of this Agreement, and the nondefaulting party shall require and employ attorneys or incur other expenses or costs for the collection of payments due or to become due or for the enforcement of performance or observance of any obligation or agreement on the part of the City or the Developer herein contained, the defaulting party shall, on demand therefor, pay to the nondefaulting party the reasonable fees of such attorneys and such other reasonable costs and expenses so incurred by the Developer.

     SECTION 5.5. TAX LAWS. Except as provided in Section 3.1 hereof, the parties acknowledge that all laws of the State now in effect or hereafter enacted with respect to taxation of property shall be applicable and that the City, by entering into this Agreement, is not excusing any non-payment of taxes by Developer. Without limiting the foregoing, the City and the Developer shall always be entitled to exercise all rights and remedies regarding assessment, collection and payment of taxes assessed on Developer's property.

                                   ARTICLE VI
                      EFFECTIVE DATE, TERM AND TERMINATION

     SECTION 6.1. EFFECTIVE DATE AND TERM. This Agreement shall become effective upon its execution and delivery by the parties hereto and shall remain in full force from the date hereof and shall expire upon the performance of all obligations on the part of the City and the Developer hereunder.

     SECTION 6.2. CANCELLATION AND EXPIRATION OF TERM. At the termination or other expiration of this Agreement in accordance with the provisions of this Agreement, the City and the Developer shall each execute and deliver such documents and take or cause to be taken such actions as may be necessary to evidence the termination of this Agreement.

                                  ARTICLE VII
                 ASSIGNMENT AND PLEDGE OF DEVELOPER'S INTEREST

     SECTION 7.1. CONSENT TO PLEDGE AND/OR ASSIGNMENT. The City hereby acknowledges that it is the intent of the Developer to pledge and assign its right, title and interest in, to and under this Agreement as collateral for financing for the Project, although no obligation is hereby imposed on the Developer to make such assignment or pledge. Recognizing this intention, the City does hereby consent and agree to the pledge and assignment of all the Developer's right, title and interest in, to and under this Agreement and in, and to the payments to be made to Developer hereunder, to third parties as collateral or security for financing the Development Program, on one or more occasions during the term hereof.

     SECTION 7.2. PLEDGE, ASSIGNMENT OR SECURITY INTEREST. The City hereby consents to the pledge, assignment or granting of a security interest by the Developer of its right, title and interest in, to and under this Agreement as collateral for financing of the Project. The City agrees to execute and deliver any assignments, pledge assignments, consents or other confirmations on terms reasonably satisfactory to the City required by the prospective pledgee or assignee, including without limitation recognition of the pledgee or assignee as the holder of all right, title and interest herein and as the payee of amounts due and payable hereunder and any and all such other documentation as shall confirm to such pledge or assignee the position of such assignee or pledgee and the irrevocable and binding nature of this Agreement and provide to the pledgee or assignee such rights and/or remedies as the parties may reasonably deem necessary for the establishing, perfection and protection of its interest herein.

     SECTION 7.3.  ASSIGNMENT. Except to the extent provided in Section 7.1 and
Section 7.2, the Developer shall not have the right to transfer and assign all or any portion of its rights in, to and under this Agreement, except to the owners of the Property in the District and this Agreement shall run with the land and bind and inure to the benefit of such owners, their successors and assigns.

                                  ARTICLE XIII
                                 MISCELLANEOUS

     SECTION 8.1. SUCCESSORS. In the event of the dissolution of the City or the Developer, the covenants, stipulations, promises and agreements set forth herein, by or on behalf of or for the benefit of such party shall bind or inure to the benefit of the successors and assigns thereof time to time and any entity, officer, board, commission, agency or instrumentality to whom or to which any power or duty of such party shall be transferred.

     SECTION 8.2. PARTIES IN INTEREST. Except as herein otherwise specifically provided, nothing in this Agreement expressed or implied is intended or shall be construed to confer upon any person, firm or corporation other than the City and the Developer any right, remedy or claim under or by the reason of this Agreement, it being intended that this Agreement shall be for the sole and exclusive benefit of the City and the Developer.

     SECTION 8.3. SEVERABILITY. In case any one or more of the provisions of this Agreement shall, for any reason, be held to be illegal and invalid, such illegality or invalidity shall not affect any other provision of this Agreement and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been contained herein.

     SECTION 8.4. NO PERSONAL LIABILITY OF OFFICIALS OF THE CITY. No covenant, stipulation, obligation or agreement of the City contained herein shall be deemed to be a covenant, stipulation or obligation of any present or future elected or appointed official, officer, agent, servant or employee of the City in his individual capacity and neither the members of the City Council of the City nor any official, officer, employee or agent of the City shall be liable personally with respect to this Agreement or be subject to any personal liability or accountability by reason hereof.

     SECTION 8.5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but such counterparts shall together constitute but one and the same Agreement.

     SECTION 8.6. GOVERNING LAW. The laws of the State of Maine shall govern the construction and enforcement of this Agreement.

     SECTION 8.7. NOTICES. All notices, certificates, requests, requisitions or other communication by the City or the Developer pursuant to this Agreement shall be in writing and shall be sufficiently given and shall be deemed given when mailed by first class mail, postage prepaid, addressed as follows:

          If to the City:

               City Manager
               Bath City Hall
               55 Front Street
               Bath, ME 04530-2588

          If to the Developer:

               Bath Iron Works Corporation
               700 Washington Street
               Bath, ME  04530

Either of the parties may, by notice given to the other, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent hereunder.

     SECTION 8.8. AMENDMENTS. This Agreement may be amended only with the concurring written consent of both of the parties hereto.

     SECTION 8.9. NET AGREEMENT. Subject only to the provisions of Sections 3.1, 3.4, 3.5 and 5.2 hereof, this Agreement shall be deemed and construed to be a "net agreement," and the City shall pay absolutely net during the term hereof all payments required hereunder, free of any deductions, and without abatement, deductions or setoffs.

     SECTION 8.10. BENEFIT OF ASSIGNEES OR PLEDGEES. The City agrees that this Agreement is executed in part to assist the Developer in obtaining financing for the Project and accordingly all covenants and agreements on the part of the City as to the amounts payable hereunder are hereby declared to be for the benefit of any such assignee or pledgee from time to time of the Developer's right, title and interest herein.

     SECTION 8.11. INTEGRATION. This Agreement completely and fully supersedes all other prior or contemporaneous understandings or agreements, both written and oral, between the City and the Developer relating to the specific subject matter of this Agreement and the transactions contemplated hereby.

     SECTION 8.12. DISPUTES. The Developer and the City waive any right which either may have to contest, and shall not take any action to challenge, the other's authority to enter into, perform or enforce the Agreement or to carry out the Development Program or the validity or enforceability of this Agreement, the District or the Development Program. Subject to the provisions of Sections 1.5, 3.4 and 5.4 hereof, the City and the Developer shall each utilize their respective best efforts to uphold the District, the Development Program, this Agreement and the City's authority to enter into this Agreement and the validity and enforceability of the Districts, the Development Program and this Agreement, including without limitation opposing, to the extent permitted by law, any litigation or proceeding challenging such authority, validity or enforceability. The City and the Developer both covenant and agree that (except as provided in Section 3.1 hereof) the assumptions, analyses and results set forth in this Agreement shall in no way prejudice the rights of either party or be used, in any way, by either party in either presenting evidence or making argument in any dispute which may arise in connection with valuation of the Existing Property or the Land Level Facility.

     SECTION 8.13. ARBITRATION. Any dispute arising under this Agreement or under the Development Program shall be resolved by arbitration. The parties shall use best efforts to agree on an arbitrator and rules of arbitration. If agreement is not reached within forty-five (45) days, the dispute shall be resolved by arbitration in accordance with the rules of the American Arbitration Association.

IN WITNESS WHEREOF, the City and the Developer have caused this Agreement to be executed in their respective corporate names and their respective corporate seals to be hereunto affixed and attested by the duly authorized officers, all as of the date first above written.

WITNESS:                                CITY OF BATH

/s/ Roger R. Havendilt                  By: /s/ John Bubier
--------------------------                  -----------------------------------
                                           John Bubier
                                           City Manager


/s/ Roger R. Havendilt                  By: /s/ John Hall
---------------------------                 ----------------------------------
                                            John Hall, Chairman
                                            City Council


WITNESS:                                 BATH IRON WORKS CORPORATION


                                         By: /s/ Kevin P. Gildart
----------------------------                 ----------------------------------
                                             Kevin P. Gildart
                                             Assistant to the President


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
                                   EXHIBIT A

                              REQUEST FOR PAYMENT

     The undersigned (the "Developer") does hereby request payment in the
amount of $      from the City of Bath out of the Developer Subaccount of the
Project Cost Account established under the Development Program of The Bath Iron Works Municipal Development District and Tax Increment Financing District #1 and The Bath Iron Works Municipal Development District and Tax Increment Financing District #2 and does hereby certify to the City of Bath that the amount requested will be used to pay Project Costs as that term is defined in Chapter 207 of Title 30-A of the Maine Revised Statutes, as follows: [check applicable provisions]

     / / Direct payment of Project Costs in the amount of $________; and/or

     / / Reimbursement to the Developer for Project Costs previously incurred, in the amount of $________

There are attached hereto invoices showing the incurring by the undersigned of Project Costs in the amount of $_______. None of these invoices have been the subject of a previous request for payment from the Project Cost Account.

     The Developer further certifies that all of such Project Costs constitute Project Costs as defined in the Credit Enhancement Agreement, dated September __, 1997 between the City of Bath and the undersigned, and that the Developer has complied with all terms, conditions and covenants of such Agreement and that no default or event of default exists under said Agreement.

Dated:_____________

                                           BATH IRONS WORKS CORPORATION

_________________________________          By:__________________________________
                                              Its
                                              Duly Authorized


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